Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $7,901,336.88	Dated as of November 10, 2025 New York, New York

Agriculture & Natural Solutions Acquisition Corporation, a Cayman Islands exempted company (“Maker”), promises to pay to Agriculture & Natural Solutions Acquisition Warrant Holdings, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), the unpaid Principal Amount (as defined herein) of up to seven million nine hundred one thousand three hundred thirty six dollars and eighty eight cents ($7,901,336.88) in legal and lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.
Principal. The entire unpaid Principal Amount under this Note shall be due and payable in full on the earlier of (a) the date on which Maker consummates its Business Combination (as defined in Maker’s amended and restated memorandum and articles of association (as amended, the “Articles”)) and (b) the date that the winding up of Maker is effective (such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding unpaid Principal Amount under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.
2.
Form of Repayment. Notwithstanding anything to the contrary in this Note, if Maker does not consummate a Business Combination within the Completion Window (as defined in the Articles), Maker will not repay the amount loaned under this Note until 100% of the Public Shares (as defined in the Articles) have been redeemed and only in connection with the liquidation of Maker and to the extent funds are available outside of the Trust Fund (as defined in the Articles). In such event, all amounts due under this Note shall be repaid in cash only. In the event Maker consummates a Business Combination, this Note may be repaid, at Payee’s discretion, (a) in cash, (b) in Conversion Warrants (as defined below), pursuant to Section 5 herein, or (c) with a combination thereof. Absent reasonable prior written notice by Payee to convert any amounts due under this Note into Conversion Warrants pursuant to Section 5 herein, this Note shall become due and payable in cash at the consummation of a Business Combination.
3.
Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

4.
Drawdowns. Beginning on November 13, 2025, and on the thirteenth day of each month thereafter (or if such day is not a business day, on the business day immediately preceding such day), until the earliest of: (a) the consummation of the Business Combination; (b) the expiration of the Completion Window, or (c) the voluntary dissolution and liquidation of Maker as determined by Maker’s board of directors (the “Board”), Payee shall advance directly to the Trust Fund an amount equal to $658,444.74 (each, an “Advance” and the sum of all Advances made as of the relevant date and time, the “Principal Amount”).
5.
Conversion.
(a)
Notwithstanding anything contained in this Note to the contrary, upon receiving due notification by Maker of the anticipated consummation of a Business Combination, Payee may elect to convert a portion or all of the unpaid Principal Amount under this Note into warrants (the “Conversion Warrants”). The total Conversion Warrants so issued shall be equal to (i) the portion of the Principal Amount of this Note being converted pursuant to this Section 5, divided by (ii) a conversion price of one dollar ($1.00) per warrant, rounded up to the nearest whole number of warrants. The Conversion Warrants shall be identical to the warrants issued by Maker in a private placement in connection with Maker’s initial public offering. The Conversion Warrants and their underlying securities, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to customary registration rights.
(b)
Upon any conversion (in full or in part) of the Principal Amount of this Note, (i) such Principal Amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the Principal Amount that remains outstanding, if any, after any such conversion and (iv) in exchange for any portion of the surrendered Note, and simultaneous with the surrender of this Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee, or such other persons, are known herein as the “Holder” or “Holders”) the Conversion Warrants, which shall bear such legends as are required in the opinion of legal counsel to Maker (or by any other agreement between Maker and Payee) and applicable state and federal securities laws, rules and regulations.
(c)
The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

6.
Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.
7.
Events of Default. The following shall constitute an event of default (“Event of Default”):
(a)
Failure to Make Required Payments. Failure by Maker to pay the unpaid Principal Amount due pursuant to this Note within five (5) business days of the Maturity Date.
(b)
Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.
(c)
Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.
8.
Remedies.
(a)
Upon the occurrence of an Event of Default specified in Section 7(a) hereof, Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable (to the extent of working capital available to Maker and unless otherwise satisfied) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.
(b)
Upon the occurrence of an Event of Default specified in Sections 7(b) and 7(c), the unpaid Principal Amount of, and all other sums payable with regard to, this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.
9.
Waivers.
(a)
Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.
(b)
Maker hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by the Payee on this Note, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit the undersigned from instituting or maintaining a separate action against Payee with respect to any asserted claim.
10.
Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.
11.
Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (a) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (b) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (c) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.
12.
Construction. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF NEW YORK. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE. IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, THE UNDERSIGNED PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK.

13.
Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.
Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Fund, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Fund for any reason whatsoever; provided, however, that, if Maker consummates a Business Combination, Maker may repay the amounts loaned hereunder out of the proceeds of the Trust Fund released to it in connection therewith.
15.
Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.
16.
Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.
17.
Intended Tax Treatment. Maker and Payee intend that this Note be treated as a debt instrument for U.S. federal (and applicable state and local) income tax purposes. Maker and Payee shall report and file all relevant tax returns consistent with, and take no position inconsistent with, such treatment unless required to do so pursuant to applicable law (e.g., a “determination” within the meaning of Section 1313(a) of the Code).
18.
Entire Agreement. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties.
19.
Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed one instrument.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

AGRICULTURE & NATURAL SOLUTIONS
ACQUISITION CORPORATION

By:	/s/ Thomas Smith
Name: Thomas Smith
Title: Chief Financial Officer, Chief Accounting Officer and Secretary

Accepted and agreed,

AGRICULTURE & NATURAL
SOLUTIONS ACQUISITION WARRANT
HOLDINGS, LLC

By:	/s/ Thomas Smith
Name: Thomas Smith
Title: Authorized Person

Signature Page to

Extension Promissory Note